                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 9, 1997



Commission         Registrant; State of Incorporation;         IRS Employer
File Number           Address; and Telephone Number         Identification No.

1-11375            UNICOM CORPORATION                           36-3961038
                   (an Illinois corporation)
                   37th Floor, 10 South Dearborn Street
                   Post Office Box A-3005
                   Chicago, Illinois 60690-3005
                   312/394-7399

1-1839             COMMONWEALTH EDISON COMPANY                  36-0938600
                   (an Illinois corporation)
                   37th Floor, 10 South Dearborn Street
                   Post Office Box 767
                   Chicago, Illinois 60690-0767
                   312/394-4321

Item 5. Other Events.

  On October 9, 1997, James J. O'Connor, Chairman and Chief Executive Officer of Unicom Corporation and Commonwealth Edison Company, announced that he intends to retire from the companies. Mr. O'Connor has stated that he intends to remain with the companies until their Boards of Directors elect his successor and for whatever transition the Boards and his successor deem appropriate.

  Mr. O'Connor, 60, has been with Commonwealth Edison Company for nearly 34 years and has acted as its Chairman for nearly 18 years. He has acted as Chairman of Unicom Corporation since its inception, three years ago. On the evening of October 8, 1997, Mr. O'Connor informed the companies' top managers and union leadership of his intention to retire.

  The Nominating Committees of the companies' Boards of Directors will conduct a search for Mr. O'Connor's successor. The committees' members, comprised solely of outside directors which are the same for each committee, are as follows:
Edgar D. Jannotta (Chairman), Edward A. Brennan, James W. Compton, Donald P. Jacobs and George E. Johnson.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                           UNICOM CORPORATION
                                              (Registrant)


Date: October 9, 1997           By:      John C. Bukovski
                                      ----------------------
                                         John C. Bukovski
                                         Vice President





                                       COMMONWEALTH EDISON COMPANY
                                              (Registrant)


Date: October 9, 1997           By:      John C. Bukovski
                                      ----------------------
                                         John C. Bukovski
                                         Vice President